DEBENTURE PURCHASE AGREEMENT

            THIS AGREEMENT, dated as of September 15, 2001 , is by and between GameCom, Inc., a Texas corporation, with its executive offices at 440 North Center, Arlington, TX 76011 (the "Company"), and Olympic Holdings LLC, a_____limited liability company with its principal place of business at_____ (the "Purchaser").

      The Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase $1 million in principal amount of the Company's 6% Convertible Subordinated Debentures in the form of Exhibit A (the "Debentures"). Capitalized terms which are not proper nouns are defined in Section 6.

      The parties therefore agree as follows:

1. Purchase of Debentures; Closings.

      (a) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase, $1 million in principal amount of the Debentures on the Closing Dates and in the amounts specified below. Each Debenture shall be payable one year from the applicable Closing Date, and shall be convertible at a conversion price equal to the average closing bid prices of the Company's Common Stock on the OTCBB for the five business days immediately preceding the applicable Closing Date, as reported by ________________. The principal amount of Debentures to be purchased on each Closing Date shall be as indicated.

         Closing Date                                        Principal Amount
         ------------                                        ----------------
         September 15, 2001                                  $250,000
         On or before October 15, 2001                       $375,000
         On or before November 15, 2001                      $375,000

      (b) Each closing of the purchase and sale of the Debenture (a "Closing") shall take place at the offices of the Escrow Agent The date of each Closing is hereinafter referred to as a "Closing Date."

      (c) At or before each Closing, the Company shall deliver to the Escrow
Agent:

            (i) An original and duly executed Debenture with the initial conversion price blank; and

            (ii) all other documents, instruments and writings required to have been delivered or necessary at or prior to Closing by the Company pursuant to this Agreement.

      (d) At or before each Closing, the Purchaser shall deliver to the Escrow
Agent:

            (i) a sum equal to the principal amount of the Debentures to be purchased at that Closing (the "Purchase Price") in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Escrow Agent prior to the Closing; and

            (ii) all documents, instruments, and writings required to have been delivered or necessary at or prior to Closing by the Purchaser pursuant to this Agreement.

      (e) Upon receipt of all of the items set forth in subparagraphs 1(c) and 1(d) of this Section, the Escrow Agent shall

            (i) confirm the agreement of both of the parties as to the initial conversion price;

            (ii) complete the Debenture being issued at that Closing by filling in that conversion price;

            (iii) deliver the Purchase Price to the Company in accordance with its written instructions, less fees, if any, then due and owing to the Escrow Agent; and

            (iv) deliver the Debenture to the Purchaser in accordance with its written or faxed instructions.

2. Representations and Warranties

      (a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows, all of which survive
Closing:

            (i) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the results of operations, assets, prospects, or financial condition of the Company, or (b) the Purchaser' rights under this Agreement, the Escrow Agreement and the Debenture (a "Material Adverse Effect").

            (ii) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (iii) Issuance of Debenture. The Debenture has been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligation of the Company enforceable in accordance with its terms. The Company has and at all times while the Debenture is outstanding has and will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Debenture. When


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

issued in accordance with the terms hereof and the Debenture, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable.

            (iv) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its or its subsidiaries' articles of incorporation, resolutions or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and State securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

            (v) Consents and Approvals. Except for a right of first refusal in favor of Swartz Private Equity, L.L.C., which has been waived for this transaction, neither the Company nor any subsidiary is required to obtain any consent, permit, waiver, authorization or order of, or make any filing or registration with, any court or other federal, State, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the applicable filings under State and federal securities laws (collectively, the "Required Approvals").

            (vi) Disclosure Documents. The Disclosure Documents are accurate and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      (b) Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

            (i) Organization and Qualification. The Purchaser is a limited liability company duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (ii) Authorization; Enforcement. The execution and delivery of this Agreement and the purchase of the Debenture by the Purchaser hereunder have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and remedies or by other equitable principles of general application or similar laws relating to or affecting generally the enforcement of creditors' rights.


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

            (iii) Investment Intent. The Purchaser is acquiring the Debentures and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Debenture or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser' right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Debenture or Underlying Shares in compliance with applicable federal and State securities laws.

            (iv) Purchaser Status. At the time the Purchaser was offered the Debenture, it was, and at the date hereof, it is, and at each Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            (v) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Debenture and, at the present time, is able to afford a complete loss of such investment.

            (vi) Prohibited Transactions. The Debentures to be purchased by the Purchaser are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

            (vii) Access to Information. The Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Debenture and the merits and risks of investing in the Debenture; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Debenture; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire which is necessary to make an informed investment decision with respect to the Debenture.

            (viii) Reliance. The Purchaser understands and acknowledges that (i) the Debentures are being offered and sold, and the Underlying Shares are being offered, to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

3. Conditions Precedent to the Obligation of Purchaser to Purchase Debentures. The obligation of the Purchaser to purchase the Debentures at each of the Closings is subject to the satisfaction, on or prior to the applicable Closing Date, of the following conditions, any one or more of which may be waived by the Purchaser in writing:

      (a) Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business, on and as of the Closing with the same force and effect as though made on and as of such date.


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

      (b) Performance of Agreements. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to such date.

      (c) Status of Ferris Merger. The Agreement of Merger dated May 3, 2001 between the Company and Ferris Productions, Inc., a Delaware corporation, shall be in full force and effect and neither party to that Agreement shall have notified the other of any intention not to complete the merger contemplated thereby (or such merger shall have been completed).

4. Conditions Precedent to the Obligation of the Company to Issue Debentures. The obligation of the Company to issue the Debentures at each of the Closings is subject to the satisfaction, on or prior to the applicable Closing Date, of the following conditions, any one or more of which may be waived by the Company in writing:

      (a) Representations and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business, on and as of the Closing with the same force and effect as though made on and as of such date.

      (b) Performance of Agreements. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to such date.

5. Other Agreements of the Parties.

      (a) Manner of Offering. The Debenture is being issued pursuant to Rule 506 of Regulation D of the Securities Act. The Debenture will bear restrictions on transfer, and will carry a restrictive legend with respect to the exemption from registration under the Securities Act. The transfer and resale of the Debenture and the Underlying Shares may be made only pursuant to registration under the Securities Act or an exemption from such registration.

      (b) Quotation of Common Stock. The Company shall use its best efforts to maintain the quotation for its Common Stock on the OTCBB or other market on which the Common Stock is quoted or listed during the period that the Debentures may be converted hereunder by the Purchaser, and shall provide to the Purchaser evidence of such continued quotation or listing.

      (c) Holding Period. Notwithstanding the earlier expiration with respect to certain of the Debentures of the holding period required under the SEC's Rule 144 for sales of the Common Stock issuable upon conversion of the Debentures, the Purchaser shall not sell or otherwise dispose of the Common Stock issuable upon such conversion of the Debentures before the first anniversary of the last Closing Date contemplated by this Agreement.

6. Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

      (a) "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or


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

cause the direction of the management and policies of such Person, whether through the ownership of voting securities by contract or otherwise.

      (b) "Agreement" shall mean this Debenture Purchase Agreement.

      (c) "Business Day" means any day except Saturday, Sunday and any day which is a legal holiday or a day on which banking institutions in the State of Texas are authorized or required by law or other government actions to close, between the hours of 9:30 a.m. and 6:00 p.m. Central Standard Time.

      (d) "Debenture" means the Company's 6% Convertible Subordinated Debenture Due December 1, 2001.

      (e) "Closing" shall have the meaning set forth in Section 1(b).

      (f) "Closing Date" shall mean the date of a Closing, as set forth in
Section 1(b).

      (g) "Commission" means the United States Securities and Exchange
Commission.

      (h) "Common Stock" means shares now or hereafter authorized of the class of common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

      (i) "Company" shall have the meaning set forth in the introductory paragraph.

      (j) "Disclosure Documents" means the Company's most recent Annual Report on Form 10-K filed with the Commission, its most recent Quarterly Report on Form 10-Q, its most recent proxy statement filed with the Commission and all reports and other documents subsequently filed by the Company with the Commission under the Securities and Exchange Act of 1934.

      (k) "Escrow Agent" means Raice Paykin & Krieg LLP, 185 Madison Avenue, New York, New York 10016; Tel: 212-725-4423; Fax: 212-684-9022 .

      (l) "Event of Default" shall have the meaning set forth in the Debenture.

      (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (n) "Material" shall mean having a financial consequence in excess of $100,000.

      (o) "OTCBB" shall mean the OTC Bulletin Board.

      (p) "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      (q) "Debenture" means one of the Company's 6% Convertible Subordinated Debentures issued pursuant to in this Agreement.

      (r) "Purchase Price" shall have the meaning set forth in Section 1(a).

      (s) "Purchaser" shall have the meaning set forth in the introductory paragraph.

      (t) "Required Approvals" shall have the meaning set forth in Section 2(a)(v).


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

      (u) "Securities Act" means the Securities Act of 1933, as amended.

      (v) "Subsidiaries" shall have the meaning set forth in Section 2(a)(i).

      (w) "Trading Day" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

      (x) "Underlying Shares" means the shares of Common Stock into which the Debenture is convertible in accordance with the terms thereof.

7. Miscellaneous.

      (a) Fees and Expenses. Except as set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the fees of the Escrow Agent and all stamp and other taxes and duties levied in connection with the issuance of the Debenture (and upon conversion thereof, the Underlying Shares) pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Debenture and, upon conversion thereof, the Underlying Shares, and (B) the exemption from registration of the Debentures and, upon conversion thereof, the Underlying Shares for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdiction.

      (b) Entire Agreement; Amendments. This Agreement, together with the Exhibits, Annexes and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

      (c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been made
a)three Business Days after depositing same into the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the party at the address below, or 2) the next Business Day after depositing same with a nationally-recognized overnight courier service, fees prepaid and addressed to the party at the address below. The addresses for such communications shall be:

            If to the Company:     GameCom, Inc.
                                   440 North Center,
                                   Arlington, TX 76011

                                   Attn: L. Kelly Jones, Chief Executive Officer

            With copies to:        Raice Paykin & Krieg LLP
                                   185 Madison Avenue
                                   New York, NY 10016

                                   Attn: David C. Thomas, Esq.
                                   Tel: (212) 725-4423
                                   Fax: (212) 983-9210

            If to the Purchaser:   Olympic Holdings, LLC

                                   -------------------

            If to Escrow Agent:    Raice Paykin & Krieg LLP
                                   185 Madison Avenue
                                   New York, NY 10016

                                   Attn: David C. Thomas, Esq.
                                   Tel: (212) 725-4423
                                   Fax: (212) 684-9022

or such other address as may be designated in writing hereafter, in the same manner, by such person.

      (d) Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      (e) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

      (g) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      (h) Governing Law; Venue; Service of Process. The parties acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of Texas. The internal laws of the State of Texas shall govern this Agreement and the exhibits hereto. Any action to enforce the terms of this Agreement or any of its exhibits shall be exclusively brought in the State and/or federal courts in the State of Texas.

      (i) Survival. The representations, warranties and covenants of the parties in this Agreement shall survive the Closing (or any earlier termination of this Agreement).

      (j) Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      (k) Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first indicated above.

                                    Company:
                                    GAMECOM, INC.


                                    By: ______________________________
                                        L. Kelly Jones, Chief Executive Officer


                                    Purchaser:
                                    Olympic Holdings LLC


                                    By: ________________________
                                        Name:
                                        Title:


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